UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

See Item 9.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 29, 2013, the Board of Directors (the “Board”) of KCG Holdings, Inc. (the “Company”) appointed Charles E. Haldeman, Jr. to serve as the non-executive Chairman of the Board, effective November 1, 2013. A press release announcing Mr. Haldeman’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

In connection with Mr. Haldeman’s election to the Board and appointment as Chairman, on November 1, 2013 he will be granted restricted stock units with a value of $250,000, which have a one-year vesting period. On the first business day after the annual shareholders meeting in May 2014, Mr. Haldeman, as Chairman of the Board, will also receive restricted stock units with a value of $320,000. Mr. Haldeman will not receive a cash retainer for the remainder of 2013 or 2014.

Item 7.01	Regulation FD Disclosure.

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition”, Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits.” This information, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 30, 2013, the Company issued a press release announcing its earnings for the third quarter of 2013. The press release did not include certain financial statements, related footnotes and certain other financial information relating to the Company that will be filed with the Securities and Exchange Commission as part of the Company’s Quarterly Report on Form 10-Q. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference into this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 29, 2013, the Board approved holding a Special Meeting of Stockholders in December 2013 to seek an increase in shares available under the Company’s Amended and Restated Equity Incentive Plan of 12 million shares.

This communication is not a solicitation of a proxy from any stockholder of the Company. The Company will file with the SEC a definitive proxy statement relating to the special meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. The definitive proxy statement, and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to “Investor Relations,” KCG Holdings, Inc., 545 Washington Boulevard, Jersey City, NJ 07310, or by accessing the Company’s website at www.kcg.com under the heading “Investor Relations” and then under “SEC Filings.”

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the special meeting. Information about the Company’s directors and executive officers and other information regarding the participants and other persons who may be deemed participants and description of their direct and indirect interests, by security holdings or otherwise, are contained in the Current Report on Form 8-K filed by the Company on July 1, 2013 as well as the Registration Statement on Form S-4 (Registration No. 333-186624) filed by the Company.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive proxy statement when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1 – Press Release of KCG Holdings, Inc. issued on October 30, 2013 (New Chairman)

Exhibit 99.2 – Press Release of KCG Holdings, Inc. issued on October 30, 2013 (Third Quarter Earnings)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: October 30, 2013

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of KCG Holdings, Inc. issued on October 30, 2013 (New Chairman).

99.2	Press Release of KCG Holdings, Inc. issued on October 30, 2013 (Third Quarter Earnings).